Exhibit 23.1 - CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-33414, 33-39518 and 33-42182) of Exabyte Corporation of our report dated April 16, 2001, appearing on page 49 of this Form 10-K.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

Denver, Colorado
April 26, 2001